Exhibit 99.1

FOR IMMEDIATE RELEASE

Corey M. Horowitz, Chairman and CEO

Network-1 Technologies, Inc.

(203) 920-1055

(917) 692-0000

NETWORK-1 REPORTS SECOND QUARTER RESULTS

New Canaan, Connecticut - August 10, 2023 - Network-1 Technologies, Inc. (NYSE AMERICAN: NTIP), a company specializing in the development, licensing, and monetization of its intellectual property assets, today announced financial results for the quarter ended June 30, 2023.

Network-1 had revenue of $283,000 and $820,000 for the three and six months ended June 30, 2023, as compared to no revenue for the three and six months ended June 30, 2022. The revenue for the three and six months ended June 30, 2023 was from settlements of several lawsuits relating to Network-1’s Remote Power Patent.

Network-1 realized a net loss of $476,000 or $0.02 per share basic and diluted for the three months ended June 30, 2023 compared with a net loss of $1,532,000 or $0.06 per share basic and diluted for the three months ended June 30, 2022.

Network-1 realized a net loss of $1,099,000 or $0.05 per share basic and diluted for the six months ended June 30, 2023 compared with net loss of $2,844,000 or $0.12 per share basic and diluted for the six months ended June 30, 2022.

At June 30, 2023, Network-1 had cash and cash equivalents and marketable securities of $46,370,000 and working capital of $45,884,000. Network-1 believes based on its current cash position it will have sufficient cash to fund its operations for the next twelve months and the foreseeable future.

To date, Network-1 has invested an aggregate of $7,000,000 in ILiAD Biotechnologies, LLC, a privately held clinical stage biotechnology company dedicated to the prevention of human disease caused by Bordetella pertussis. On March 10, 2023, ILiAD announced a peer reviewed publication in The Lancet, which summarized its adult Phase 2b clinical study of BPZE1, its proprietary intranasal vaccine for the prevention of pertussis (whooping cough). At June 30, 2023, Network-1 owned approximately 6.8% of the outstanding units of ILiAD on a non-fully diluted basis.

On June 13, 2023, Network-1’s Board of Directors authorized an extension and increase of its Share Repurchase Program to repurchase up to $5,000,000 of shares of its common stock over the subsequent 24 month period. The common stock may be repurchased from time to time in open market transactions or privately negotiated transactions in its discretion. The timing and amount of the shares repurchased is determined by management based on its evaluation of market conditions and other factors. The Share Repurchase Program may be increased, suspended or discontinued at any time.

Since the inception of the Share Repurchase Program through June 30, 2023, Network-1 has repurchased an aggregate of 9,360,944 shares of its common stock at an aggregate cost of $18,085,981 (exclusive of commissions) or an average per share price of $1.93. During the three months ended June 30, 2023, Network-1 repurchased an aggregate of 11,495 shares of its common stock at an aggregate cost of $25,685 (exclusive of commissions) or an average per share price of $2.23. During the six months ended June 30, 2023, Network-1 repurchased an aggregate of 148,280 shares of its common stock at an aggregate cost of $327,887 (exclusive of commissions) or an average per share price of $2.21. At June 30, 2023, the remaining dollar value of shares that may be repurchased under the Share Repurchase Program was $5,000,000.

Network-1 continues to pay dividends consistent with its dividend policy which consists of semi-annual cash dividends of $0.05 per share ($0.10 per share annually) which are anticipated to be paid in March and September of each year. On March 3, 2023, Network-1’s Board of Directors declared a semi-annual cash dividend of $0.05 per share which was paid on March 31, 2023 to all shareholders of record as of March 15, 2023. Network-1’s dividend policy undergoes a periodic review by the Board of Directors and is subject to change at any time depending upon Network-1’s earnings, financial requirements and other factors existing at the time.

ABOUT NETWORK-1 TECHNOLOGIES, INC.

Network-1 Technologies, Inc. is engaged in the development, licensing and protection of its intellectual property and proprietary technologies. Network-1 works with inventors and patent owners to assist in the development and monetization of their patented technologies. Network-1 currently owns ninety-eight (98) U.S. patents and fourteen (14) international patents covering various telecommunications and data networking technologies as well as technologies relating to document stream operating systems and the identification of media content. Network-1’s current strategy includes efforts to monetize five patent portfolios (the Cox, M2M/IoT, HFT, Mirror Worlds and Remote Power Patent portfolios). Network-1’s strategy is to focus on acquiring and investing in high quality patents which management believes have the potential to generate significant licensing opportunities as Network-1 has achieved with respect to its Remote Power Patent and Mirror Worlds Patent Portfolio. Network-1’s Remote Power Patent has generated licensing revenue in excess of $187,000,000 from May 2007 through June 30, 2023. Network-1 has achieved licensing and other revenue of $47,150,000 through June 30, 2023 with respect to its Mirror Worlds Patent Portfolio.

This release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements address future events and conditions concerning Network-1's business plans. Such statements are subject to a number of risk factors and uncertainties as disclosed in the Network-1's Annual Report on Form 10-K for the year ended December 31, 2022 and its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2023 filed with the Securities and Exchange Commission including, among others, Network-1’s uncertain revenue from licensing its intellectual property, uncertainty as to the outcome of pending litigation involving Network-1’s Cox Patent Portfolio and Remote Power Patent, whether Network-1 will be successful in its appeal to the Federal Circuit of the District Court judgement of non-infringement dismissing Network-1’s litigation against Facebook (now Meta Platforms, Inc.), the ability of Network-1 to successfully execute its strategy to acquire or make investments in high quality patents with significant licensing opportunities, Network-1's ability to achieve revenue and profits from its Cox Patent Portfolio, M2M/IoT Patent Portfolio, HFT Patent Portfolio and additional revenue and profit from its Mirror Worlds Patent Portfolio and Remote Power Patent as well as a return on its investment in ILiAD Biotechnologies, LLC or other intellectual property it may acquire or finance in the future, the ability of Network-1 to enter into additional license agreements, uncertainty as to whether cash dividends will continue be paid, Network-1's ability to enter into strategic relationships with third parties to license or otherwise monetize their intellectual property, the risk in the future of Network-1 being classified as a Personal Holding Company which may result in Network-1 issuing a special cash dividend to its stockholders, future economic conditions and technology changes and legislative, regulatory and competitive developments. Except as otherwise required to be disclosed in periodic reports, Network-1 expressly disclaims any future obligation or undertaking to update or revise any forward-looking statement contained herein.

The unaudited condensed consolidated statements of operations and comprehensive loss and condensed consolidated balance sheets are attached.

NETWORK-1 TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

REVENUE	$283,000	$—	$820,000	$—

OPERATING EXPENSES:
Costs of revenue	81,000	—	232,000	—
Professional fees and related costs	59,000	157,000	357,000	407,000
General and administrative	610,000	601,000	1,391,000	1,173,000
Amortization of patents	82,000	76,000	165,000	151,000

TOTAL OPERATING EXPENSES	832,000	834,000	2,145,000	1,731,000

OPERATING LOSS	(549,000)	(834,000)	(1,325,000)	(1,731,000)
OTHER INCOME (LOSS):
Interest and dividend income, net	445,000	131,000	755,000	211,000
Net realized and unrealized gain (loss) on marketable securities	(75,000)	(576,000)	289,000	(1,090,000)
Total other (loss) income, net	370,000	(445,000)	1,044,000	(879,000)
LOSS BEFORE INCOME TAXES AND SHARE OF NET LOSSES OF EQUITY METHOD INVESTEE	(179,000)	(1,279,000)	(281,000)	(2,610,000)

INCOME TAXES PROVISION:
Current	—	—	—	—
Deferred taxes, net	(94,000)	(102,000)	(247,000)	(554,000)
Total income tax benefit	(94,000)	(102,000)	(247,000)	(554,000)

LOSS BEFORE SHARE OF NET LOSS OF EQUITY METHOD INVESTEE:	(85,000)	(1,177,000)	(34,000)	(2,056,000)

SHARE OF NET LOSS OF EQUITY METHOD INVESTEE	(391,000)	(355,000)	(1,065,000)	(788,000)

NET LOSS	$(476,000)	$(1,532,000)	$(1,099,000)	$(2,844,000)

Net loss per share
Basic	$(0.02)	$(0.06)	$(0.05)	$(0.12)
Diluted	$(0.02)	$(0.06)	$(0.05)	$(0.12)

Weighted average common shares outstanding:
Basic	23,803,567	23,854,438	23,865,141	23,864,053
Diluted	23,803,567	23,854,438	23,865,141	23,864,053

Cash dividends declared per share	—	—	$0.05	$0.05

NET LOSS	$(476,000)	$(1,532,000)	$(1,099,000)	$(2,844,000)

OTHER COMPREHENSIVE LOSS Net unrealized holding loss on corporate bonds and notes during the period, net of tax	—	(1,000)	—	(4,000)

COMPREHENSIVE LOSS	$(476,000)	$(1,533,000)	$(1,099,000)	$(2,848,000)

NETWORK-1 TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	June 30, 2023	December 31, 2022
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$16,615,000	$13,448,000
Marketable securities, at fair value	29,755,000	34,991,000
Prepaid taxes	177,000	177,000
Other current assets	88,000	348,000
TOTAL CURRENT ASSETS	46,635,000	48,964,000
OTHER ASSETS:
Patents, net of accumulated amortization	1,427,000	1,592,000
Equity investment	6,187,000	7,252,000
Operating leases right-of-use asset	129,000	161,000
Security deposit	13,000	—
Total Other Assets	7,756,000	9,005,000
TOTAL ASSETS	$54,391,000	$57,969,000

LIABILITIES AND STOCKHOLDERS’ EQUITY:
CURRENT LIABILITIES:
Accounts payable	$375,000	$507,000
Income taxes payable	115,000	115,000
Accrued contingency fees and related costs	66,000	—
Accrued payroll	15,000	317,000
Other accrued expenses	101,000	587,000
Operating lease obligation, current	79,000	79,000
Total Current Liabilities	751,000	1,605,000
LONG TERM LIABILITIES:
Deferred tax liability	914,000	1,161,000
Operating lease obligation, non-current	60,000	94,000
TOTAL LIABILITIES	$1,725,000	$2,860,000
COMMITMENTS AND CONTINGENCIES (Note G)
STOCKHOLDERS’ EQUITY
Preferred stock, $0.01 par value, authorized 10,000,000 shares; none issued and outstanding at June 30, 2023 and December 31, 2022	—	—
Common stock, $0.01 par value; authorized 50,000,000 shares; 23,811,260 and 23,863,639 shares issued and outstanding at June 30, 2023 and December 31, 2022, respectively	238,000	239,000
Additional paid-in capital	67,205,000	66,939,000
Accumulated deficit	(14,763,000)	(12,055,000)
Accumulated other comprehensive loss	(14,000)	(14,000)
TOTAL STOCKHOLDERS’ EQUITY	52,666,000	55,109,000
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$54,391,000	$57,969,000